HireQuest, Inc.
Unaudited Pro Forma Condensed Combined Financial Information

The following unaudited pro forma financial information presents the unaudited pro forma condensed combined balance sheet and unaudited pro forma condensed combined statements of income based upon the combined historical financial statements of HireQuest, Inc. (“HQI” or the “Company”) and Snelling Staffing, LLC (“Snelling”), after giving effect to the Asset Purchase Agreement (the “Snelling Agreement”) between Snelling and HQ Snelling Corporation (“HQ Snelling”), a wholly-owned subsidiary of the Company, and the adjustments described in the accompanying notes.

On March 1, 2021, the Company completed its acquisition of certain assets of Snelling in accordance with the terms of the Snelling Agreement dated January 29, 2021. Pursuant to the Snelling Agreement, HQ Snelling acquired substantially all of the operating assets and assumed certain liabilities of Snelling for a purchase price of $17.3 million, subject to customary adjustments for net working capital. The transaction will be financed with cash-on-hand and the Company’s credit facility with Truist Bank.

The unaudited pro forma condensed combined balance sheet as of September 30, 2020 reflects the transaction as if it occurred on September 30, 2020. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2019 and for the three and nine months ended September 30, 2020 reflect the transaction as if it occurred on January 1, 2019.

The unaudited pro forma condensed combined financial information is for informational purposes only and does not purport to present what our results would actually have been had these transactions actually occurred on the dates presented or to project our results of operations or financial position for any future period. You should read the information set forth below together with the notes to the pro forma condensed combined financial statements, the Annual Report of the Company on Form 10-K for the year ended December 31, 2019 and the Quarterly Report of the Company on Form 10-Q for the nine months ended September 30, 2020, and the audited financial statements of Snelling for the fiscal years ended December 27, 2019 and December 28, 2018 and the unaudited financial statements for the fiscal quarters ended September 25, 2020 and September 27, 2019 included as Exhibit 99.1.

HireQuest, Inc.
Unaudited Pro Forma Condensed Combined Balance Sheet
September 30, 2020

	HireQuest, Inc.	Snelling Staffing, LLC	Pro forma adjustments		Pro forma condensed combined
ASSETS
Current assets
Cash	$10,297,147	$781,378	$(10,381,378)	A	$697,147
Accounts receivable, net of allowance for doubtful accounts	24,024,564	12,781,033	(256,343)	B	36,549,254
Notes receivable	2,144,118	-	-		2,144,118
Prepaid expenses, deposits, and other assets	1,179,333	1,147,134	(870,493)	C	1,455,974
Prepaid workers' compensation	1,978,509	-	-		1,978,509
Workers' compensation trust	-	7,193,529	(7,193,529)	D	-
Total current assets	39,623,671	21,903,074	(18,701,743)		42,825,002
Property and equipment, net	2,958,998	1,075,316	(1,075,316)	D	2,958,998
Intangible assets, net	186,705	4,502,628	6,226,378	E	10,915,711
Notes receivable, net of current portion and reserve	6,377,779	-	-		6,377,779
Other assets	-	295,979	(295,979)	D	-
Total assets	$49,147,153	$27,776,997	$(13,846,660)		$63,077,490
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$5,499	$2,527,630	$(2,288,551)	F	$244,578
Other current liabilities	1,664,854	8,156,281	(8,156,281)	D	1,664,854
Accrued benefits and payroll taxes	2,088,119	-	-		2,088,119
Due to franchisees	2,311,372	458,782	-		2,770,154
Risk management incentive program liability	1,018,994	-	-		1,018,994
Revolving line of credit	-	-	7,700,000	G	7,700,000
Current portion of debt	-	47,663,416	(47,663,416)	D	-
Workers' compensation claims liability	3,165,056	2,218,409	-		5,383,465
Total current liabilities	10,253,894	61,024,518	(50,408,248)		20,870,164
Workers' compensation claims liability, net of current portion	1,743,128	3,314,067	-		5,057,195
Franchisee deposits	1,459,335	-	-		1,459,335
Debt, net of current portion	-	25,006	(25,006)	D	-
Other long-term liabilities	-	4,549,337	(4,549,337)	D	-
Deferred tax liability	273,185	-	-		273,185
Total liabilities	13,729,542	68,912,928	(54,982,591)		27,659,879
Equity
Total HireQuest, Inc. stockholders equity	35,417,611	-	-		35,417,611
Total Snelling member equity	-	(41,135,931)	41,135,931	H	-
Total stockholders' equity	35,417,611	(41,135,931)	41,135,931		35,417,611
Total liabilities and stockholders' equity	$49,147,153	$27,776,997	$(13,846,660)		$63,077,490

See notes to pro forma condensed combined financial statements.

HireQuest, Inc.
Unaudited Pro Forma Condensed Combined Statement of Operations for the
Three Months Ended September 30, 2020

	HireQuest, Inc.	Snelling Staffing, LLC	Pro forma adjustments		Pro forma condensed combined
Franchise royalties/Revenue	$3,218,606	$21,378,487	$-		$24,597,093
Cost of sales	-	16,322,627	-		16,322,627
Service revenue	164,074	-	-		164,074
Total revenue	3,382,680	5,055,860	-		8,438,540
Selling, general and administrative expenses	1,357,725	4,836,389	-		6,194,114
Depreciation and amortization	32,438	123,826	178,817	A	335,081
Income (loss) from operations	1,992,517	95,645	(178,817)		1,909,345
Other miscellaneous income	392,709	-	-		392,709
Interest and other financing expense	(10,035)	(1,214,405)	-		(1,224,440)
Net income (loss) before income taxes	2,375,191	(1,118,760)	(178,817)		1,077,614
Provision for income taxes	404,058	22,500	43,989	B	470,547
Net income (loss)	$1,971,133	$(1,141,260)	$(222,806)		$607,067

Earnings per share
Basic	$0.15				$0.04
Diluted	$0.15				$0.04

Weighted average shares outstanding
Basic	13,573,086				13,573,086
Diluted	13,574,863				13,574,863

See notes to pro forma condensed combined financial statements.

HireQuest, Inc.
Unaudited Pro Forma Condensed Combined Statement of Operations for the
Nine Months Ended September 30, 2020

	HireQuest, Inc.	Snelling Staffing, LLC	Pro forma adjustments		Pro forma condensed combined
Franchise royalties	$9,563,135	$64,768,429	$-		$74,331,564
Cost of sales	-	49,894,333	-		49,894,333
Service revenue	840,515	-	-		840,515
Total revenue	10,403,650	14,874,096	-		25,277,746
Selling, general and administrative expenses	6,542,171	15,004,723	-		21,546,894
Depreciation and amortization	96,654	407,521	536,450	A	1,040,625
Income (loss) from operations	3,764,825	(538,148)	(536,450)		2,690,227
Other miscellaneous income	932,254	-	-		932,254
Interest and other financing expense	(39,174)	(3,625,810)	-		(3,664,984)
Net income before income taxes	4,657,905	(4,163,958)	(536,450)		(42,503)
Provision for income taxes	654,592	67,500	131,967	B	854,059
Net income (loss)	$4,003,313	$(4,231,458)	$(668,417)		$(896,562)

Earnings (loss) per share
Basic	$0.30				$(0.07)
Diluted	$0.30				$(0.07)

Weighted average shares outstanding
Basic	13,551,507				13,551,507
Diluted	13,553,619				13,553,619

See notes to pro forma condensed combined financial statements.

 HireQuest, Inc.
Unaudited Pro Forma Condensed Combined Statement of Operations for the
Year Ended December 31, 2019

	HireQuest, Inc.	Snelling Staffing, LLC	Pro forma adjustments		Pro forma condensed combined
Franchise royalties	$14,673,636	$123,344,233	$-		$138,017,869
Cost of sales	-	91,571,809	-		91,571,809
Service revenue	1,202,824	-	-		1,202,824
Total revenue	15,876,460	31,772,424	-		47,648,884
Selling, general and administrative expenses	12,692,297	27,803,694	-		40,495,991
Depreciation and amortization	400,132	607,706	715,267	A	1,723,105
Income (loss) from operations	2,784,031	3,361,024	(715,267)		5,429,788
Other miscellaneous income	751,077	-	-		751,077
Interest and other financing expense	(559,585)	(4,519,991)	-		(5,079,576)
Net income before income taxes	2,975,523	(1,158,967)	(715,267)		1,101,289
Provision for income taxes	3,480,996	78,825	175,956	B	3,735,777
Net loss from continuing operations	$(505,473)	$(1,237,792)	$(891,223)		$(2,634,488)

Basic and diluted loss per share
Continuing operations	$(0.05)				$(0.21)

Basic and diluted weighted average shares outstanding	11,588,776				11,588,776

See notes to pro forma condensed combined financial statements.

HireQuest, Inc.
Notes to Pro Forma Condensed Combined Financial Statements.

Note 1 – Basis of Presentation

The historical financial information has been adjusted to give pro forma effect to events that are directly attributable to the Snelling Agreement and expected to have a continuing impact on the combined results. The pro forma adjustments are preliminary and based on estimates. They have been prepared to illustrate the estimated effect of the Link Agreement and certain other adjustments.

Note 2 – Preliminary Purchase Price Allocation

Under the purchase method of accounting, the total purchase price of $17.3 million allocated to the tangible and intangible assets acquired and liabilities assumed by the Company based on their preliminary estimated fair values. The fair value assessments are preliminary and are based upon available information and certain assumptions which the Company believes are reasonable. Actual results may differ materially from the unaudited pro forma condensed combined financial statements.

Description	Amount
Fair value of franchise agreements assumed	$10,729,006
Accounts receivable	12,524,690
Other current assets	276,641
Current portion of workers' compensation claims liability	(2,218,409)
Other current liabilities	(697,861)
Workers' compensation claims liability, net of current portion	(3,314,067)
Total allocated purchase price	$17,300,000

The preliminary purchase price as shown in the table above is allocated to the tangible and intangible assets acquired and liabilities assumed by the Company based on their preliminary estimated fair values. The fair value assessments are preliminary and are based upon available information and certain assumptions which the Company believes are reasonable. Actual results may differ materially from the unaudited pro forma condensed combined financial statements.

Note 3 – Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet

(A) -Adjustments to cash:

Description	Amount
Borrowing on line of credit	$7,700,000
Cash consideration paid for Snelling Staffing, LLC	(17,300,000)
Snelling cash balance not acquired	(781,378)
Pro forma adjustment to cash	$(10,381,378)

(B) - Accounts receivable not acquired.

(C) - Adjustments to prepaid expenses, deposits and other assets:

Description	Amount
Snelling prepaid expenses, deposits and other assets	$(1,147,134)
Prepaid rents and rent deposits assumed	276,641
Pro forma adjustment to accounts receivable	$(870,493)

(D) - Assets not acquired and liabilities not assumed pursuant to the Snelling Agreement.

(E) - Adjustments to intangible assets:

Description	Amount
Fair value of franchisee agreements assumed	$10,729,006
Snelling intangible assets not acquired	(4,502,628)
Pro forma adjusted intangible assets	$6,226,378

(F) - Adjustments to accounts payable:

Description	Amount
Snelling accounts payable	$(2,527,630)
Accounts payable assumed in Snelling Agreement	239,079
Pro forma adjustment to accounts payable	$(2,288,551)

(G) - Borrowing to facilitate Snelling transaction.

(H) - Adjustment to Snelling’s historical equity.

Note 4 – Adjustments to the Unaudited Pro Forma Condensed Combined Statement of Income

(A) -The newly acquired intangible assets consisting of franchise agreements will be amortized on a straight-line basis over their estimated useful lives. The fair value assessment is preliminary and any changes to the preliminary values will have a direct impact on future earnings via amortization expense.

Description	Estimated fair value	Estimated useful life	Three months ended September 30, 2020	Nine months ended September 30, 2020	Year ended December 31, 2019
Franchise agreements	$10,729,006	15 Years	$178,817	$536,450	$715,267
Pro forma adjustment to amortization expense			$178,817	$536,450	$715,267

 (B) - To record the income tax impact of the pro forma adjustments (A) above.

Description	Three months ended September 30, 2020	Nine months ended September 30, 2020	Year ended December 31, 2019
Pro forma change in income before income tax	$178,817	$536,450	$715,267
Combined Federal and State statutory rate	24.6%	24.6%	24.6%
Sub-total	$43,989	$131,967	$175,956